Fiscal 2014 2nd Quarter Presentation February 26, 2014 Exhibit 99.2

2 Participants Steven E. Nielsen President & Chief Executive Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

3 Fiscal 2014 second quarter results are unaudited. This presentation contains “forward-looking statements” which are statements relating to future events, future financial performance, strategies, expectations, and the competitive environment. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements include statements of expectations regarding the businesses acquired during fiscal 2013, including expected benefits and synergies of the transaction, future financial and operating results, and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future as a result of the acquisitions. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project,” “looking ahead” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not read forward- looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of whether or at what time such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to factors described under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended July 27, 2013, and other risks outlined in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The forward- looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. We believe that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of our performance for the period with our performance in the comparable prior-year periods. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 13 through 16 of this presentation. We caution that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Forward Looking Statements and Non-GAAP Information

4 Q2-2014 Overview See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.  Adverse weather sharply impacted Q2-14 results  Momentum from key customers  Contract revenue of $390.5 million as compared to $369.3 million in Q2-13  Contract revenue grew 0.9% organically, after excluding revenues from acquired subsidiaries in both periods and $16.7 million of storm restoration revenues in Q2-13  Operating results impacted by adverse weather conditions  Adjusted EBITDA of $28.2 million, or 7.2% of revenue  Net loss of $0.09 per share compared to Non-GAAP net income of $0.15 per share diluted in Q2-13  Repurchased 360,900 shares at an average price of $27.71 per share for $10.0 million during the quarter  Solid industry environment

5 Revenue Summary Note: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.  Top 5 customers represented 59.5% of revenue in Q2-14 compared to 52.6% in Q2-13  AT&T, Dycom’s largest customer, grew organically 38.5%  Comcast, Dycom’s third largest customer, grew organically 12.3%  Time Warner Cable, Dycom’s fifth largest customer in Q2-14, grew organically 23.2%  Organic revenue growth of 0.9% excludes revenue from subsidiaries acquired in fiscal 2013 and $16.7 million of storm restoration revenues in Q2-13  Organic growth of 4.6%, excluding projects funded in part by the American Recovery and Reinvestment Act of 2009  Revenue combined from Top 5 customers up 11.0% organically  Revenue combined from other customers declined 13.6% organically Organic Growth – Non-GAAP Revenue % by Customer – Top 5 in Q2-14 Q2-14 Customer Revenue Highlights (a) (a) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. 0% 5% 10% 15% 20% AT&T CenturyLink Comcast Verizon Time Warner CableQ2-14 Q2-13 17.3% 9.0% 2.4% 3.5% 6.2% 7.5% 10.0% 0.9% 8.2% 1.9% -2.4% 4.0% 10.7% 12.6% 15.8% 4.6% -10% 0% 10% 20% 30% Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Organic Growth % Organic Growth % - Excluding stimulus revenue

6 2,1578,207 8,111 8,001 10,135 10,349 10,822 11,107 10,410 0 3,000 6,000 9,000 12,000 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Employees from acquired subsidiaries Customers Description Area Approximate Term (in years) CenturyLink Construction and Maintenance Services New Jersey, Virginia, Tennessee, North Carolina 3 AT&T Construction and Maintenance Services Alabama, Georgia 3 Comcast Construction and Maintenance Services Michigan, Massachusetts, Connecticut, New Jersey, Pennsylvania, Maryland, Virginia 1 Questar Gas Construction Services Utah 3 Duke Energy Construction Services South Carolina 3 Various Rural broadband Nebraska, Wisconsin, Tennessee, North Carolina, Georgia 1-2 Backlog and Awards Backlog ($ in millions) Number of Employees Current Awards and Extensions Note: Our backlog consists of the uncompleted portion of services to be performed under job-specific contracts and the estimated value of future services that we expect to provide under master service agreements and other contracts. Many of our contracts are multi-year agreements, and we include in our backlog the amount of services projected to be performed over the terms of the contracts based on our historical experience with customers and, more generally, our experience in procurements of this type. Backlog is considered a Non-GAAP financial measure as defined by SEC Regulation G; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. $462 $1,744 $1,565 $1,376 $2,019 $2,003 $2,197 $1,996 $2,147 $961 $909 $822 $1,242 $1,208 $1,217 $1,116 $1,193 $- $400 $800 $1,200 $1,600 $2,000 $2,400 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Acquired subsidiaries backlog 12 month backlog

7 (a) Q2-13 Non-GAAP Income and EPS exclude the impact of pre-tax acquisition related costs of $5.8 million and pre-tax write-off of deferred financing costs of $0.3 million. Note: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures. Summary Results Contract Revenues ($ in millions) Adjusted EBITDA – Non-GAAP ($ in millions) Net Income (Loss) and Earnings (Loss) Per Share – ($ in millions, except per share data) Net loss of $0.09 per share reflects impact of adverse weather in Q2-14 $276.7 $279.0 $16.7 Subsidiaries acquired $75.9 Subsidiaries acquired $111.5 $369.3 $390.5 $100 $200 $300 $400 $500 Q2-13 Q2-14 storm revenues $37.2 $28.2 $- $25 $50 $75 Q2-13 Q2-14 Adjusted EBITDA - Non-GAAP as a % of revenues: 10.1% 7.2% Net Income $ 5.2 $ (3.1) Fully Diluted EPS $ 0.15 $ (0.09) Q2-14 Non-GAAP Q2-13 (a)

Selected Financial Information

DYCOM INDUSTRIES INC.

($ in millions)(a)(b)	Q2-14	Q2-13	Change
Contract Revenues	$ 390.5	$ 369.3	$ 21.2
Cost of Earned Revenues	$ 327.4 83.83%	$ 301.5 81.64%	$ 25.8
General & Administrative *(Non-GAAP Q2-13)* (c)	$ 38.6	$ 33.0	$ 5.6
Depreciation	$ 18.7	$ 15.9	$ 2.8
Amortization	$ 4.8	$ 5.0	$ (0.2)
Interest Expense, net	$ 6.8	$ 5.7	$ 1.1
Other Income, net *(Non-GAAP Q2-13)* (d)	$ 0.6	$ 0.7	$ (0.2)
Net (Loss) Income *(Non-GAAP Q2-13)* (e)	$ (3.1)	$ 5.2	$ (8.2)
Adjusted EBITDA *(Non-GAAP)*	$ 28.2 7.2%	$ 37.2 10.1%	$ (9.1)

Q2-14 Commentary

- *Organic Revenue growth of 0.9%*
  - Increase in revenues derived from several key customers including wireless and cable operators
  - Adverse weather conditions reduced the number of available workdays
- *Q2-14 includes full period of costs for acquired subsidiaries compared to a partial period in Q2-13 resulting in higher:*
  - * G&A Expense * Depreciation * Interest Expense
- *Gross Margin %, Adjusted EBITDA and Net Loss impacted by extreme weather conditions experienced in Q2-14*

(a) Amounts may not add due to rounding.
(b) Percentages disclosed under the financial amounts for Q2-14 and Q2-13 represent the percentage of contract revenues for the applicable period.
(c) Q2-13 General & Administrative Expense excludes $5.8 million in pre-tax acquisition related costs.
(d) Q2-13 Other Income excludes $0.3 million for the write-off of deferred financing costs.
(e) Q2-13 Net Income excludes after-tax impact of items identified in footnote (c) and (d) herein.

Note: The organic revenue growth percentage of 0.9% excludes revenue from subsidiaries acquired in fiscal 2013 and $16.7 million of storm restoration revenues in Q2-13.

See "Regulation G Disclosure" slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.

8

Cash Flow and Liquidity

DYCOM INDUSTRIES INC.

Liquidity ($ in millions)	Q2-14	Q1-14
Cash and equivalents	$ 16.3	$ 14.4
Debt:		
Senior Credit Agreement, matures Dec-2017		
$275 million revolver	$ 26.0	$ 83.0
Term Loan	118.8	120.3
7.125% Senior Subordinated Notes, due Jan-2021 (*)	280.9	281.0
Total debt	$ 425.7	$ 484.3
(*) Includes debt premium of $3.4 million and $3.5 million at Q2-14 and Q1-14, respectively		
Letters of Credit outstanding	$ 49.7	$ 49.7
Availability on Senior Credit Agreement	$ 199.3	$ 142.3

Q2-14 Commentary

- *Balance Sheet Strength*
  - Ample liquidity of $215.6 million from cash on hand and availability on the Credit Agreement

Selected Cash Flow Information ($ in millions)	Q2-14	Q2-13
Cash flow from Operations	$ 86.6	$ 63.5
Cash paid for acquisitions	$ -	$ (314.8)
Capital expenditures, net of disposals	$ (16.5)	$ (15.7)
Borrowings (paydown) of debt (a)	$ (58.6)	$ 238.8
Share repurchases (b)	$ (10.0)	$ -

- *Solid operating cash flows of $86.6 million*
- *Investing and Financing Transactions*
  - Net repayment of $58.6 million on Credit Agreement during Q2-14
  - Repurchased of 360,900 shares at an average price of $27.71 per share for $10.0 million

(a) Q2-13 Borrowings (paydown) of debt includes $93.8 million issuance of 7.125% senior subordinated notes (including $3.8 million premium), $125.0 million in term loan and $20.0 million net borrowings under the Company's revolving Credit Agreement associated with the Company's Q2-13 acquisition.

(b) Excludes shares withheld for income tax obligations from restricted stock vestings

9

Q3-2014 Outlook

DYCOM INDUSTRIES INC.

Q3-2014 Outlook (all amounts are estimates – actual amounts may differ)

($ in millions, except earnings per share)	Q3-2013	Q3-2014	Year Over Year Commentary
Contract Revenues	$437.4	$415.0 - $435.0	❖Contract revenues impacted by adverse weather conditions in the beginning of Q3-14
Gross Margin % *(as a percent of revenue)*	18.2%	Gross Margin % expands from Q3-13 result	❖Gross margin % which expands from Q3-13 result ❖Seasonal impact of extreme weather across many parts of the country in Q3-14
G&A Expense % *Includes stock-based compensation (as a percent of revenue)*	8.7%	9.3% - 9.7% *Includes stock-based compensation*	❖G&A expense reflects increased scale and includes stock-based compensation of approximately $3.2 million compared to $2.5 million in Q3-13
Depreciation & Amortization ("D&A")	$24.5	$22.3 - $22.8	❖Depreciation increases from recent cap-ex ❖Includes amortization of $4.1 million in Q3-14 compared to $7.1 in Q3-13
Interest Expense	$6.6	$6.6	❖Interest expense reflects expected level of borrowings
Other Income	$1.5	Approximately $3.0	❖Other income from normal seasonal asset disposals
Adjusted EBITDA % *(a)* *(as a percent of revenue)*	10.1%	Adjusted EBITDA % essentially in line with Q3-13 result	❖Adjusted EBITDA reflects gross margin improvement offset in part by higher G&A expense
EPS–Diluted	$ 0.21	$0.19 - $0.26	❖EPS range reflects Adjusted EBITDA result and changes in: * depreciation & amortization * stock-based compensation * other income
Diluted Shares (in millions)	33.8	Approximately 34.7	❖Diluted share increase from vesting of employee equity awards net of share repurchases in Q2-14

(a) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs ,stock-based compensation expense, and certain non-recurring items.

Note: See "Regulation G Disclosure" slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.

10

11 Looking Ahead to Q4-14 Looking Ahead Commentary Prior Period for 2014 Comparisons Q4-13 ($ in millions) Contract Revenues Low single digit total revenue growth resulting from: * continued wireline improvements by a key customer * cable construction which strengthens * services to wireless carriers which remain robust $ 478.6 Gross Margin % (as a percent of revenue) (Q4-13 is Non-GAAP) (a) Gross margins which expand year over year from an improving mix of customer growth opportunities 19.8% (a) G&A Expense (G&A % as a percent of revenue) Includes stock-based compensation (Q4-13 is Non-GAAP) (b) G&A Expense % up slightly year over year reflecting: * increased scale * stock-based compensation of $3.2 million (compared to $2.6 million in Q4-13) $ 39.7 8.3% (b) Adjusted EBITDA – Non-GAAP (c) EBITDA % which slightly expands year over year in Q4-14 from gross margin improvement with greater operating efficiencies accompanying revenue growth $ 58.1 12.1% (c) Other Factors: Depreciation & Amortization Ranges from $22.3 - $22.8 in Q4-14 $ 24.8 Interest Expense Declines to approximately $6.5 million in Q4-14 $ 6.8 Other Income In line with Q4-13 amount $ 1.1 (a) Q4-13 Gross Margin % is Non-GAAP and excludes the impact of a pre-tax charge of $0.5 million for a wage and hour class action settlement. (b) Q4-13 G&A Expense and G&A Expense % are Non-GAAP and exclude the impact of pre-tax acquisition related costs of $0.2 million. (c) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs ,stock-based compensation expense, and certain non-recurring items. Note: See “Regulation G Disclosure” slides 13-16 for a reconciliation of GAAP to Non-GAAP financial measures.

12 Looking Ahead Firm end market opportunities  Telephone companies deploying FTTX to enable video offerings and 1 Gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses  Wireless carriers upgrading from 3G to 4G technologies  Industry participants aggressively extending or deploying fiber networks to provide wireless backhaul services Current end market drivers are clear signals of an emerging industry wide consensus that network bandwidth, both wireline and wireless, needs to increase dramatically

Appendix: Regulation G Disclosure

Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
($ in 000's)

	Q2-14 Three Months Ended January 25, 2014	Q2-13 Three Months Ended January 26, 2013	Q3-13 Three Months Ended April 27, 2013	Q4-13 Three Months Ended July 27, 2013
Reconciliation of net income (loss) to Adjusted EBITDA (Non-GAAP):				
Net income (loss)	$ (3,067)	$ 1,463	$ 7,199	$ 14,666
Interest expense, net	6,800	5,748	6,637	6,752
Provision (benefit) for income taxes	(1,970)	1,381	4,608	9,380
Depreciation and amortization expense	23,435	20,819	24,531	24,820
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	25,198	29,411	42,975	55,618
Gain on sale of fixed assets	(570)	(826)	(1,459)	(816)
Stock-based compensation expense	3,544	2,496	2,513	2,628
Charge for a wage and hour class action litigation settlement	-	-	-	495
Acquisition related costs	-	5,829	-	224
Write-off of deferred financing costs	-	321	-	-
Adjusted EBITDA (Non-GAAP)	$ 28,172	$ 37,231	$ 44,029	$ 58,149

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs , stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Amounts may not add due to rounding.

13

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures
($ in 000's, except per share amounts)

	Q2-14	Q2-13			Q3-13	Q4-13		
	Three Months Ended January 25, 2014	Three Months Ended January 26, 2013			Three Months Ended April 27, 2013	Three Months Ended July 27, 2013		
	GAAP	GAAP	Reconciling Items	Non-GAAP	GAAP	GAAP	Reconciling Items	Non-GAAP
Contract revenues	$ 390,518	$ 369,326	$ -	$ 369,326	$ 437,367	$ 478,632	$ -	$ 478,632
Cost of earned revenues, excluding depreciation and amortization	327,353	301,516	-	301,516	357,664	384,169	(495) (c)	383,674
General and administrative expenses	38,562	38,827	(5,829) (a)	32,998	38,205	39,914	(224) (a)	39,690
Depreciation and amortization	23,435	20,819	-	20,819	24,531	24,820	-	24,820
Total	389,350	361,162	(5,829)	355,333	420,400	448,903	(719)	448,184
Interest expense, net	(6,800)	(5,748)	-	(5,748)	(6,637)	(6,752)	-	(6,752)
Other income, net	595	428	321 (b)	749	1,477	1,069	-	1,069
Income (loss) before income taxes	(5,037)	2,844	6,150	8,994	11,807	24,046	719	24,765
Provision (benefit) for income taxes (d)	(1,970)	1,381	2,440	3,821	4,608	9,380	284	9,664
Net income (loss)	$ (3,067)	$ 1,463	$ 3,710	$ 5,173	$ 7,199	$ 14,666	$ 435	$ 15,101
Diluted income (loss) per share	$ (0.09)	$ 0.04	$ 0.11	$ 0.15	$ 0.21	$ 0.43	$ 0.01	$ 0.44
Shares used in computing Diluted EPS:	33,836,099	33,514,416		33,514,416	33,842,150	34,082,228		34,082,228

Amounts may not foot due to rounding.

For the quarter ended January 26, 2013 and July 27, 2013, the items reconciling "GAAP" to "Non-GAAP" financial measures are specifically described below:

(a) Pre-tax acquisition related costs.
(b) Pre-tax write-off of deferred financing costs.
(c) Pre-tax charge for a wage and hour class action litigation settlement.
(d) Provision for income taxes includes the tax effect of the other reconciling items identified herein.

Amounts may not add due to rounding.

14

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions).
The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth.

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS: *Revenues from businesses acquired (a)*	NON-GAAP ADJUSTMENTS: *Revenues from storm restoration services*	NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS: *Organic revenues from customers for stimulus work (c)*	NON-GAAP Organic Contract Revenues - Excluding stimulus (a)	Revenue Growth (Decline) %: GAAP %	Revenue Growth (Decline) %: NON-GAAP - Organic % (a)	Revenue Growth (Decline) %: NON-GAAP - Organic % excluding stimulus (a) (c)
Q2-14 Organic Growth:									
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Prior Quarters Organic Growth:									
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			
Q4-13	$ 478.6	$ (139.1)	$ -	$ 339.5	$ (19.9)	$ 319.6	50.5%	7.5%	12.6%
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9			
Q3-13	$ 437.4	$ (122.9)	$ -	$ 314.5	$ (19.0)	$ 295.5	47.7%	6.2%	10.7%
Q3-12	$ 296.1	$ -	$ -	$ 296.1	$ (29.2)	$ 266.9			
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4	38.1%	3.5%	4.0%
Q2-12	$ 267.4	$ -	$ -	$ 267.4	$ (20.8)	$ 246.6			
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2	1.2%	2.4%	-2.4%
Q1-12	$ 319.6	$ -	$ (3.7)	$ 315.8	$ (18.7)	$ 297.2			
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9	4.7%	9.0%	1.9%
Q4-11	$ 303.7	$ -	$ (14.1)	$ 289.7	$ (11.2)	$ 278.5			
Q3-12	$ 296.1	$ -	$ -	$ 296.1	$ (29.2)	$ 266.9	17.3%	17.3%	8.2%
Q3-11	$ 252.4	$ -	$ -	$ 252.4	$ (5.7)	$ 246.6			

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) For comparisons of Organic Revenue beginning with Q3-14, Organic Revenue – Non-GAAP will include revenues of businesses acquired in Q2-13 as the revenues from these businesses will be included in both quarters (Q3-14 and Q3-13).

(c) Organic revenues from customers for stimulus work comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009.

Amounts may not add due to rounding.

15

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions).

The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth .

	Total Contract Revenue	Top 5 Customers combined*	All customers (excluding Top 5 Customers)	AT&T	Comcast	Time Warner Cable
GAAP Revenue						
Q2-14	$ 390.5	$ 232.3	$ 158.2	$ 73.2	$ 47.0	$ 23.3
Q2-13	$ 369.3	$ 194.3	$ 175.0	$ 50.1	$ 40.8	$ 15.8
GAAP Revenue - % Changes	**5.7%**	**19.5%**	**(9.6)%**	**46.2%**	**15.1%**	**47.9%**
Non-GAAP Adjustments						
Q2-14 - Revenue from acquired subsidiaries	$ (111.5)	$ (51.6)	$ (59.9)	$ (5.8)	$ (7.6)	$ (6.7)
Q2-13 - Revenue from acquired subsidiaries	$ (75.9)	$ (24.6)	$ (51.3)	$ (1.4)	$ (1.9)	$ (2.2)
Q2-13 - Revenue from storm restoration services	$ (16.7)	$ (6.9)	$ (9.8)	$ -	$ (3.9)	$ -
Non-GAAP Revenue						
Q2-14	$ 279.0	$ 180.7	$ 98.3	$ 67.4	$ 39.3	$ 16.7
Q2-13	$ 276.7	$ 162.8	$ 113.8	$ 48.7	$ 35.0	$ 13.5
Non-GAAP Revenue - % Changes (a)						
Organic Revenue % Change (excluding revenue from acquired subsidiaries and storm restoration services)	**0.9%**	**11.0%**	**(13.6)%**	**38.5%**	**12.3%**	**23.2%**

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

Amounts may not add due to rounding.

16

Fiscal 2014 2nd Quarter Presentation February 26, 2014